UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Jaguar Health, Inc. (the “Company”) is filing this Form 8-K/A as an amendment (the “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2026 (the “Original Report”), to correct scrivener’s errors in (i) the disclosure of the execution date of the Securities Purchase Agreements (as defined in the Original Report) and the closing date of the transactions contemplated thereunder, both of which shall be corrected to January 6, 2026, and (ii) the Date of Report (date of earliest event reported) set forth on the cover page of the Original Report. Copies of the form of Note, the form of Warrant (both as defined in the Original Report), and the form of Securities Purchase Agreement filed as Exhibits 4.1, 4.2 and 10.1 to the Original Report contained the same scrivener’s errors discussed in the foregoing sentence. This Amendment amends and restates the Original Report in its entirety. The corrected copies of the form of Note, the form of Warrant and the form of Securities Purchase Agreement are filed as Exhibits 4.1, 4.2 and 10.1 hereto and supersede and replace in their respective entirety Exhibits 4.1, 4.2 and 10.1 to the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 6, 2026 (the “Execution Date”), Jaguar Health, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with two accredited investors (each, an “Investor”), pursuant to which the Company issued $350,000 aggregate principal amount of unsecured promissory notes (collectively, the “Notes”) to such Investors. The Company will use the proceeds for working capital and other general corporate purposes. The transaction closed on January 6, 2026.

The Company makes certain customary representations and warranties and has agreed to customary covenants and obligations under the Securities Purchase Agreements.

Promissory Notes

The Notes bear interest at the rate of 6% per annum and will mature one month after issuance (the “Maturity Date”).

The Company may prepay any amount outstanding under the Notes (including principal and accrued and unpaid interest) without penalty or premium.

Common Stock Warrants

As an inducement to enter into the Securities Purchase Agreements, the Investors received warrants (collectively, the “Warrants”) to purchase up to an aggregate of 350,000 shares (the “Warrant Shares”) of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), with an initial exercise price equal to $1.00 per share, subject to adjustment for reclassification of the Common Stock, non-cash dividend, stock split, reverse stock split or other similar transaction (the “Exercise Price”). The Warrants are exercisable immediately upon issuance and will expire on the earlier of (i) five years from the date of issuance, (ii) the consummation of a fundamental transaction and (iii) the consummation of a liquidation event.

The form of Note, the form of Warrant, and the form of Securities Purchase Agreement are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Notes, the Warrants, and the Securities Purchase Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Unsecured Promissory Note
4.2	Form of Common Stock Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date:	January 12, 2026	By:	/s/Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President